SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 19, 2005

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Directors

On August 19, 2005, four members of the board of directors of Cell Therapeutics, Inc. (the “Corporation”) resigned. John M. Fluke, Jr., Erich Platzer, M.D. and Silvano Spinelli resigned as directors of the Corporation effective immediately. Mr. Fluke served on the Corporation’s Audit Committee and Nominating and Governance Committee. In connection with his resignation, Mr. Spinelli provided the Corporation written correspondence concerning the circumstances of his resignation, a copy of which is attached hereto as Exhibit 17.1 Max E. Link Ph.D., resigned as Chairman of the board of directors and from the Corporation’s Compensation Committe and Audit Committe effective as of September 30, 2005.

The Corporation believes that the departing directors resigned because they believed that the board of directors of the Corporation should replace the current Chief Executive Officer.

The Corporation has provided each of Mr. Fluke, Mr. Spinelli, Dr. Platzer and Dr. Link with a copy of the disclosures herein.

Appointment of Principal Officers

On August 19, 2005, the board of directors of the Corporation promoted Jade Brown, MBA, to the position of Executive Vice President, Chief Business Officer and Scott Stromatt, M.D., to the position of Executive Vice President, Clinical Development and Regulatory Affairs.

On August 22, 2005, the Corporation issued a press release related to the matters described herein. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are attached with this report on Form 8-K:

17.1	Correspondence on Departure of Director from Silvano Spinelli

99.1	Press Release dated August 22, 2005 of Cell Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: August 21, 2005	By:	/s/ James A. Bianco
James A. Bianco, M.D.
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
17.1	Correspondence on Departure of Director from Silvano Spinelli

99.1	Press Release dated August 22, 2005 of Cell Therapeutics, Inc.